UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2004

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Crossman Avenue, Sunnyvale CA	94089-1116
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2004, PalmSource, Inc. made a $1.5 unsecured loan to [Name of Entity Omitted. Confidential Treatment Requested. Omitted information is being separately filed with the Securities and Exchange Commission.], a private, foreign holding company, which conducts operations through its wholly-owned subsidiary, a early-stage software and services company organized under the laws of the People’s Republic of China. The loan was made in connection with ongoing discussions regarding a potential acquisition of the borrower by PalmSource. The material terms of the promissory note entered into in connection with the loan include:

•	The loan is due on May 25, 2005.

•	Interest accrues at a rate of 6% per annum, compounded quarterly, payable at maturity.

•	If the loan is not repaid when due, it may be converted, at the option of PalmSource, at a fixed price, into a minority equity interest in the borrower.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

	By:	/s/ Albert J. Wood
Date: October 5, 2004		Albert J. Wood
Chief Financial Officer and Treasurer

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